                       SECURITIES AND EXCHANGE COMMISSION

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of report (Date of earliest event reported) April 28, 2000

                                Bio-Plexus, Inc.
               (Exact Name of Registrant as Specified in Charter)

         Connecticut                   0-24128                   06-1211921
(State or Other Jurisdiction         (Commission               (IRS Employer
     of Incorporation)               File Number)            Identification No.)

                      129 Reservoir Road, Vernon, CT 06066
                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (860) 870-6112



          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events


         Bio-Plexus, Inc. (the "Company") reports that, at a special meeting of stockholders held on Friday, April 28, 2000, the Company obtained stockholder approval for the $17.5 million financing (the "Permanent Financing") with Appaloosa Management, L.P. of Chatham, New Jersey ("Appaloosa") and affiliate entities. The Company's stockholders also approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of common stock ("Common Stock") from 25 million to 40 million shares and an amendment to the Company's 1991 Long Term Incentive Plan (the "Plan") which raised to
         2.5 million the number of shares of Common Stock subject to the Plan. Following the stockholders' meeting, the Company and Appaloosa consummated the Permanent Financing. In addition, John S. Metz assumed the role of President and Chief Executive Officer of the Company and he was appointed to the Board of Directors. The press release related to such actions is Exhibit 99.1 to this filing, and is incorporated herein by reference.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BIO-PLEXUS, INC.



                                             By: /s/ Kimberley A. Cady
                                             Name:   Kimberley A. Cady
                                             Title:  Chief Financial Officer and
                                                     Vice President of Finance

Date:  May 11, 2000



                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------
   99.1            Press Release announcing the Permanent Financing, the
                   amendment to the Company's Certificate of Incorporation, the amendment to the Company's 1991 Long Term Incentive Plan and
                   John S. Metz' assumption of the roles of President and Chief
                   Executive Officer and his appointment to the Board of
                   Directors.